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                                                                    Exhibit 16.1


                                                  [Arthur Andersen Logo]


Office of the Chief Accountant                    Arthur Andersen LLP
Securities and Exchange Commission
450 Fifth Street, N.W.                            Suite 1700
Washington, D.C. 20549                            Phillips Point-West Tower
                                                  777 South Flagler Drive
                                                  West Palm Beach, FL 33401-6126

                                                  Tel 561 832 1100
                                                  Fax 561 655 1450
July 1, 2002                                      www.andersen.com


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated July 1, 2002 of NationsRent, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP


cc:
    Mr. Ezra Shashoua, NationsRent, Inc.